Exhibit 99.1

UNFI PROVIDES DETAILS UNDERLYING ITS VALUE CREATION
STRATEGY AND LONG-TERM FINANCIAL TARGETS
Expects to drive sustainable, profitable growth and free cash flow from Fiscal 2025 to Fiscal 2028
Committed to increasing value for customers, suppliers, associates and shareholders
Providence, RI – December 10, 2025 -- United Natural Foods, Inc. (NYSE: UNFI) today is hosting its 2025 Investor Day in New York City. At the event, the Company will highlight its strategic priorities, operating focus, and long-term financial algorithm.

“We are advancing our strategy and building unique capabilities to help our customers and suppliers more effectively differentiate and compete in the marketplace,” said Sandy Douglas, UNFI’s Chief Executive Officer. “We have been successfully executing the strategy we introduced over a year ago, and we are continuing to pursue our aspiration to become the food retail industry’s most valued partner. With our improved financial position and scaled network, we are poised for continued profitable growth and value creation.”

Investor Day Highlights
•Creating new capabilities to add value for retailers and suppliers, including in customer stewardship, merchandising and supplier support, professional and digital services, and private brands
•Developing technology and innovation to drive a step-change in digital capabilities by focusing on improving simplicity, performance, and efficiency
•Investing in a next generation supply chain by methodically deploying advanced technologies and expanding Lean Daily Management processes across our network
•Maximizing productivity by streamlining SG&A, working to eliminate waste in our operations, and using our value delivery office to lead strategic transformation initiatives

UNFI is also updating its long-term financial algorithm to reflect these initiatives and will provide further insights into these updated targets at today’s event.

Value Creation Framework: Fiscal 2025 – Fiscal 2028

•Net sales	Low-single digit average annual growth, ~$33 billion target for fiscal 2028
•Adjusted EBITDA	Low-double digit average annual growth, ~$800 million target for fiscal 2028
•Free cash flow	Approximately $300 million annually from fiscal 2026 to fiscal 2028

Matteo Tarditi, President and Chief Financial Officer, commented, “UNFI is taking action to help our customers and suppliers succeed while continuing to generate strong free cash flow that we can invest back into strengthening our network, operating capabilities and balance sheet. We are executing and have a high confidence plan to achieve our objectives and create sustained shareholder value.”
Webcast

A live webcast of today’s Investor Day presentations will be available on the Company’s website www.unfi.com beginning at approximately 8:45 AM eastern time. A replay will be available following the conclusion of the event.

About United Natural Foods

UNFI is North America’s premier grocery wholesaler delivering the widest variety of fresh, branded, and owned brand products to more than 30,000 locations throughout North America, including natural product superstores, independent retailers, conventional supermarket chains, eCommerce providers, and foodservice customers. UNFI also provides a broad range of value-added services and segmented marketing expertise, including proprietary technology, data, market insights, and shelf management to help customers and suppliers build their businesses and brands. UNFI is committed to building a food system that is better for all and is uniquely positioned to deliver great food, more choices, and fresh thinking to customers. To learn more about how UNFI is delivering value for its stakeholders, visit www.unfi.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company’s filings under the Securities Exchange Act of 1934, as amended, including under the section entitled “Risk Factors” in the Company’s annual report on Form 10-K for the year ended August 2, 2025 filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2025 and other filings the Company makes with the SEC, and include, but are not limited to, our dependence on principal customers; the relatively low margins of our business, which are sensitive to inflationary and deflationary pressures and intense competition, including as a result of the continuing consolidation of retailers and the growth of consumer choices for grocery and consumable purchases; our ability to realize the anticipated benefits of our strategic initiatives; changes in relationships with our suppliers; our ability to develop, implement, operate and maintain, and rely on third parties to operate and maintain, reliable and secure technology systems, and the effectiveness of the Company’s business continuity plans in response to an incident impacting the Company’s technology systems, such as the unauthorized incident on its technology systems; labor and other workforce shortages and challenges; the addition or loss of significant customers or material changes to our relationships with these customers; our ability to realize anticipated benefits of strategic transactions; our ability to continue to grow sales, including of our higher margin natural and organic foods and non-food products; our ability to maintain sufficient volume in our Natural and Conventional businesses to support our operating infrastructure; our ability to access additional capital; increases in healthcare, pension and other costs under our single employer benefit plan and multiemployer benefit plans; the potential for additional asset impairment charges; our sensitivity to general economic conditions including inflation, tariff policy and changes in disposable income levels and consumer purchasing habits; our ability to timely and successfully deploy our warehouse management system throughout our distribution centers and our transportation management system across the Company and to achieve efficiencies and cost savings from these efforts; the potential for disruptions in our supply chain or our distribution capabilities from circumstances beyond our control, including due to lack of long-term contracts, severe weather, labor shortages or work stoppages or otherwise; the effect of adverse decisions in, or settlement of, litigation or other proceedings to which we are subject; moderated supplier promotional activity, including decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; changes in tax laws and regulations, and actions by federal, state and local taxing authorities related to the interpretation and application of such tax laws and regulations; our ability to maintain food quality and safety; and volatility in fuel costs. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any estimates of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These estimates are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced estimates, but it is not obligated to do so.

Non-GAAP Financial Measures: In addition to financial metrics presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has referenced in this press release the non-GAAP financial measures Adjusted EBITDA and Free cash flow. Adjusted EBITDA is a consolidated measure which the Company reconciles by adding Net (loss) income including noncontrolling interests, less Net income attributable to noncontrolling interests, plus Non-operating income and expenses, including Net periodic benefit income, excluding service cost, Interest expense, net and Other (income) expense, net, plus (Benefit) provision for income taxes and Depreciation and amortization all calculated in accordance with GAAP, plus adjustments for Share-based compensation, non-cash LIFO charge or benefit, Restructuring, acquisition and integration related expenses, Goodwill impairment charges, Loss (gain) on sale of assets and other asset charges, certain legal charges and gains, and certain other non-cash charges or other items, as determined by management. Free cash flow is defined as net cash used in operating activities less payments for capital expenditures.

The Company is unable to provide a full reconciliation for outlook to the most comparable GAAP measure without unreasonable effort due to the difficulty in predicting the amounts for certain adjustment items. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting Adjusted EBITDA aids in making period-to-period comparisons, assessing the performance of the Company’s business and understanding the underlying operating performance and core business trends by excluding certain adjustments not expected to recur in the normal course of business or that are not meaningful indicators of actual and estimated operating performance. The inclusion of Free cash flow assists investors in understanding the cash generating ability of the Company separate from cash generated by the sale of assets. These non-GAAP financial measures may differ from similarly titled measures of other companies.

INVESTOR CONTACTS:
Steve Bloomquist
Vice President, Investor Relations
952-828-4144 sbloomquist@unfi.com

Kristyn Farahmand
Chief Strategy Officer
612-439-6625 kristyn.farahmand@unfi.com